HyperFeed Technologies Reports Second Quarter 2005 Results

CHICAGO, August 4, 2005 — HyperFeed Technologies, Inc. (OTCBB: HYPR), a provider of ticker plant technologies, data distribution, smart order routing and managed data services to the financial community, today reported results for the second quarter ended June 30, 2005.

HyperFeed’s revenue for the quarter ended June 30, 2005 was $1.0 million, versus $1.3 million in the same quarter in 2004, representing a decrease of 21.6%. However, revenue in the second quarter of 2004 included revenue from contracts entered into in 2003 and 2004 with Telerate of $0.9 million. Due to the termination of these contracts with Telerate in November 2004 resulting from its acquisition by Reuters in 2005, there is no revenue from Telerate in the second quarter of 2005. HyperFeed had an increase of twenty-seven customers since last year, including Susquehanna International Group, LLP and The Nasdaq Stock Market, Inc. In addition, HyperFeed experienced a 17.5% quarter over quarter growth, from $0.9 million to $1.0 million from the first to the second quarter of 2005.

Paul Pluschkell, President and CEO of HyperFeed, commented, “As a result of our recent exclusive agreement, executed in May 2005, to license globally in perpetuity the source code for both Telerate Trading Room System (TRS) and Active8 technology from Reuters and Telerate, HyperFeed significantly expanded our suite of products this quarter. This should open significant new opportunities to us, as we expect that the financial markets will desire the alternatives we can offer with regard to an agnostic market data platform. HyperFeed has rebranded TRS as HMDP (HyperFeed Market Data Platform) and Active8 as OCC (Open Collaborative Container) and has already expanded into the European markets with our alliance with MarketXS to license and support these products throughout Europe. MarketXS will support HMDP and OCC with its proven TRS and Active8 sales experience, existing installation and support capabilities, and an impressive array of satisfied customers.”

Mr. Pluschkell further adds, “With our recent release of HMDP and OCC combined with HTPX, DDU and SORTT, HyperFeed offers a full suite of products and services to address the needs of global enterprise customers. HyperFeed has the resources, technology and partnerships to achieve its goal to create the industry’s first collaborative open and agnostic global platform for data, transactions, and platform integration.”

HyperFeed reported a net loss of ($2.1) million, or ($0.67) per share, for the quarter ended June 30, 2005, compared to a net loss of ($1.7) million, or ($0.55) per share, for the same period in 2004. Loss from operations in the second quarter of 2005 was ($1.6) million, versus ($1.5) million in the second quarter of 2004.

About HyperFeed Technologies, Inc.

HyperFeed Technologies, Inc. (OTCBB: HYPR) is a leading provider of enterprise-wide tickerplant and transaction technology software and services enabling financial institutions to process and use high performance exchange data. HyperFeed’s extreme low latency processing and data distribution combined with smart order routing for transactions provides institutions, exchanges, content providers, and value-added resellers with fast, flexible, and smart utilities to power their trading systems.

HyperFeed’s HTPX platform includes HVAULT and HBOX tickerplant software products and managed services. Data Delivery Utility (DDU) is HyperFeed’s global, highly distributed, fully managed financial content distribution utility with extremely low latency and an end-to-end Service Level Agreement (SLA). A recent addition is HyperFeed’s dynamic Smart Order Routing utilities aimed at allowing firms to be REG-NMS compliant while offering price improvement in order execution.

HMDP (HyperFeed Market Data Platform) is a market data distributor based on the TRS technology, and OCC (Open Collaborative Container) is the Active8 display container connecting to HyperFeed’s HMDP market data system. Two more Active8 and TRS products are MADgrid, HyperFeed’s market data distribution platform with the first on-demand virtual market data solution, and Dashboard, the easy-to-use interface for MADgrid.

MADgrid, Dashboard, HMDP and OCC are not Reuters products or supported by Reuters. TRS, Active8 and Telerate are registered trademarks of Reuters.

Safe Harbor Disclosure

The statements made herein that are not historical in nature are intended to be and are identified as “forward looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, particularly in reference to statements regarding our expectations, plans and objectives. Forward-looking statements may be impacted by a number of factors, risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Our filings with the Securities and Exchange Commission identify factors that could cause material differences. Among these factors are our ability to: i) successfully execute our new business model; ii) fund our business either through continuing operations or external financing; iii) successfully attract, retain and integrate key employees; iv) compete successfully against competitive products and services; v) deliver and maintain performance standards according to the terms and conditions of our customer contracts; vi) maintain relationships with key suppliers and providers of market data; vii) maintain our existing customer base while diversifying the Company’s presence in the financial institutional marketplace; viii) develop, complete and introduce new product and service initiatives in a timely manner and at competitive price and performance levels; ix) manage the timing of the development and introduction of new products or enhanced versions of existing products; x) gain the market’s acceptance of new products; and xi) respond to the effect of economic and business conditions generally. The Company cautions readers that forward-looking statements, including and without limitation, those relating to the Company’s future business prospects, revenues, working capital, liquidity, income and margin are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated by the forward-looking statements due to any number of risk factors.

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Balance Sheets (Unaudited)

	June 30,	December 31,
Assets	2005	2004
Current Assets
Cash and cash equivalents	$176,870	$193,702
Accounts receivable, less allowance for doubtful accounts of: 2005: $41,204; 2004:
$34,031	368,035	576,092
Notes receivable, less allowance for doubtful accounts of: 2005: $10,830; 2004: $60,830	90,493	93,798
Prepaid expenses and other current assets	186,234	125,890
Assets related to discontinued operations	57,094	72,270

Total Current Assets	878,726	1,061,752

Property and equipment
Computer equipment	1,381,448	1,627,021
Communication equipment	783,430	1,031,370
Furniture and fixtures	84,426	106,559
Leasehold improvements	9,260	531,809

	2,258,564	3,296,759
Less: Accumulated depreciation and amortization	(1,603,797)	(2,457,645)

Property and equipment, net	654,767	839,114
Intangible assets, net of accumulated amortization of: 2005: $341,250; 2004: $229,167	316,250	78,333
Licensed and developed software costs, net of accumulated amortization of:
2005: $2,019,252; 2004: $3,016,799	2,896,782	1,686,975
Deposits and other assets	47,060	46,472

Total Assets	$4,793,585	$3,712,646

Liabilities and Stockholders’ Equity
Current Liabilities
Convertible note payable to affiliate	$2,805,000	$—
Line of credit	500,000	465,000
Accounts payable	1,076,384	634,299
Accrued expenses	597,629	170,547
Accrued professional fees	124,000	158,225
Accrued compensation	87,447	77,763
Income taxes payable	27,270	27,270
Unearned revenue	173,243	268,042
Liabilities related to discontinued operations	810,420	849,172

Total Current Liabilities	6,201,393	2,650,318

Accrued expenses, less current portion	1,081,707	297,164

Total Noncurrent Liabilities	1,081,707	297,164

Total Liabilities	7,283,100	2,947,482

Stockholders’ Equity
Preferred stock, $.001 par value; authorized 5,000,000 shares; none issued and outstanding	—	—
Common stock, $.001 par value; authorized 50,000,000 shares; issued and outstanding 3,090,900 shares at June 30, 2005 and 3,064,493 shares at December 31, 2004	3,091	3,065
Additional paid-in capital	46,890,132	46,111,516
Accumulated deficit	(49,382,738)	(45,349,417)

Total Stockholders’ Equity	(2,489,515)	765,164

Total Liabilities and Stockholders’ Equity	$4,793,585	$3,712,646

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Operations (Unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2005	2004	2005	2004
Revenue
HyperFeed	$957,744	$1,218,168	$1,751,925	$1,867,178
HYPRWare	86,785	114,250	181,658	240,551

Total Revenue	1,044,529	1,332,418	1,933,583	2,107,729
Direct Costs of Revenue	278,754	457,797	561,997	921,465

Gross Margin	765,775	874,621	1,371,586	1,186,264

Operating Expenses
Sales and marketing	505,447	490,894	848,771	978,741
General and administrative	737,814	662,908	1,537,883	1,684,996
Research and development	336,320	419,773	731,405	743,526
Operations	542,449	602,586	1,045,248	1,280,680
Depreciation and amortization	195,907	201,240	408,856	415,308

Total Operating Expenses	2,317,937	2,377,401	4,572,163	5,103,251

Loss from Operations	(1,552,162)	(1,502,780)	(3,200,577)	(3,916,987)

Other Income (Expense)
Interest income	44	1,443	82	8,207
Interest expense	(495,504)	(267)	(793,177)	(267)

Other Income (Expense), Net	(495,460)	1,176	(793,095)	7,940

Loss from Continuing Operations Before Income Taxes	(2,047,622)	(1,501,604)	(3,993,672)	(3,909,047)
Income tax benefit (expense)	—	(65,000)	—	6,000

Loss from Continuing Operations	(2,047,622)	(1,566,604)	(3,993,672)	(3,903,047)
Discontinued Operations
Loss from discontinued operations	(17,050)	(169,829)	(39,649)	(360,522)
Income tax benefit (expense) from discontinued operations	—	65,000	—	138,000
Gain on disposition of discontinued operations	—	—	—	375,000
Income tax expense from gain on disposition of discontinued operations	—	—	—	(144,000)

Income (Loss) from Discontinued Operations	(17,050)	(104,829)	(39,649)	8,478

Net Loss	$(2,064,672)	$(1,671,433)	$(4,033,321)	$(3,894,569)

Basic and diluted net income (loss) per share:
Continuing operations	$(0.66)	$(0.52)	$(1.30)	$(1.28)
Discontinued operations	(0.01)	(0.03)	(0.01)	0.01

Basic and diluted net loss per share	$(0.67)	$(0.55)	$(1.31)	$(1.27)

Basic and diluted weighted-average common shares outstanding	3,090,333	3,058,892	3,084,390	3,055,900

HYPERFEED TECHNOLOGIES, INC. AND SUBSIDIARY
Consolidated Statements of Cash Flows (Unaudited)

	For The Six Months Ended
	June 30,
	2005		2004
Cash Flows from Operating Activities:
Net loss		$(4,033,321)		$(3,894,569)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization		408,856		415,308
Amortization of licensed and developed software costs		512,208		658,910
Provision for doubtful accounts		17,456		9,996
Gain on sale of equipment		—		(4,888)
Interest and other expense related to convertible note payable to affiliate		776,250		—
Changes in assets and liabilities, net of effects from dispositions:
Accounts receivable		190,601		(1,031,629)
Prepaid expenses and other current assets		(60,344)		(116,250)
Deposits and other assets		(587)		—
Accounts payable		442,085		189,280
Accrued expenses		187,084		22,722
Unearned revenue		(94,799)		888,710

Net cash used in continuing operations		(1,654,511)		(2,862,410)
Net cash used in discontinued operations		(23,576)		(857,794)

Net Cash Used In Operating Activities		(1,678,087)		(3,720,204)

Cash Flows from Investing Activities:
Purchase of property and equipment		(112,427)		(190,418)
Licensed and developed software costs capitalized		(722,015)		(676,236)
Proceeds from sale of equipment		—		26,000
Purchase of intangible asset		(350,000)		—
Repayment of note receivable		3,305		20,835

Net Cash Used In Investing Activities		(1,181,137)		(819,819)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock		2,392		35,014
Proceeds from convertible note payable to affiliate		2,805,000		—
Net borrowings under line of credit		35,000		200,000

Net Cash Provided By Financing Activities		2,842,392		235,014

Net decrease in cash and cash equivalents		(16,832)		(4,305,009)
Cash and cash equivalents:
Beginning of the period		193,702		4,668,038

End of the period		$176,870		$363,029

Supplemental disclosures of noncash operating activities:
Beneficial conversion feature and commitment fee related to convertible note	$		$
payable to affiliate (Note 5)		776,250		—
Supplemental disclosures of noncash investing and financing activities:
Acquisition of licensed software utilizing long-term commitment (Note 4)		$1,000,000		$—